Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, 333-203697, 333-210978, and 333-217494 on Form S-8 and 333-216126 on Form S-3.

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our report dated March 28, 2018 relating to the financial statements of Changan Ford Automobile Corporation Limited, which appears in this Form 10-K/A of Ford Motor Company.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
March 28, 2018